Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CAS Medical Systems, Inc. Employee Stock Purchase Plan, of our report dated April 3, 2009, with respect to the consolidated financial statements of CAS Medical Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ UHY LLP

New Haven, Connecticut
June 30, 2009